UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported):  August 31, 1999
                                                       ---------------



                      Simpson Manufacturing Co., Inc.
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           (Exact name of registrant as specified in its charter)



         Delaware                    0-23804             94-3196943
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(State or other jurisdiction       (Commission        (I.R.S. Employer
     of incorporation)             file number)      Identification No.)



             4637 Chabot Drive, Suite 200, Pleasanton, CA 94588
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                  (Address of principal executive offices)


    (Registrant's telephone number, including area code):  (925) 460-9912

ITEM 5. OTHER EVENTS.


     On September 3, 1999, Simpson Manufacturing Co., Inc. announced the acquisition of Furfix Products Limited and Easy Arches Limited in a press release excerpted below:


                     PRESS RELEASE - September 3, 1999

         SIMPSON MANUFACTURING CO., INC. ANNOUNCES THE ACQUISITION
            OF FURFIX PRODUCTS LIMITED AND EASY ARCHES LIMITED

                            FOR IMMEDIATE RELEASE

Pleasanton, CA -- A subsidiary of Simpson Manufacturing Co., Inc. (the "Company") this week completed the purchase of Furfix Products Limited and Easy Arches Limited (together "Furfix"), which manufactures a line of structural connectors for the wood and masonry construction markets in the United Kingdom and Europe. The acquisition price is approximately $8.0 million in cash plus an earnout based on future operating performance. The Company plans to integrate the Furfix operation into its Tamworth, England, location.

Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its subsidiary, Simpson Strong-Tie Company Inc., designs, engineers and is a leading manufacturer of wood-to-wood, wood-to-concrete and wood-to-masonry connectors, and through its subsidiary, Simpson Dura-Vent Company, Inc., designs, engineers and manufactures venting systems for gas and wood burning appliances. The Company's common stock trades on the New York Stock Exchange under the symbol "SSD".

For further information, contact Barclay Simpson at (925)738-9032.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       Simpson Manufacturing Co., Inc.
                                       -------------------------------
                                                (Registrant)



DATE:  September 3, 1999               By /s/Stephen B. Lamson
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                                              Stephen B. Lamson
                                           Chief Financial Officer